Exhibit 21

REGAL-BELOIT CORPORATION SUBSIDIARIES AS OF 2/24/2005

Parent(s)	Subsidiary	Percent Owned	State/Place of Incorporation

REGAL-BELOIT CORPORATION	Hub City, Inc.	100%	Delaware
	New York Twist Drill, Inc.	100%	Delaware
	Costruzioni Meccaniche Legnanesi	100%	Italy
	Mastergear GmbH	100%	Germany
	Opperman Mastergear Ltd. (“OML”)	100%	U.K.
	Marathon Electric Manufacturing	100%	Wisconsin
	Regal-Beloit Logistics Canada, Inc. (Inactive)	100%	Canada-Ontario
	LEESON Electric Corporation	100%	Wisconsin
	Regal-Beloit Asia Pte. Ltd.	100%	Singapore
	Thompson Technology Shanghai Ltd.	100%	China
	REGAL-BELOIT Electric Motors, Inc.	100%	Wisconsin
	Compania Armadora S. de R.L. de C.V.	.1%	Mexico
	Sociedad de Motors Domestics S.deR.L. de C.V.	.1%	Mexico
	Capacitores Components de Mexico S deRLde CV	.1%	Mexico
	GE Motors India PVT. Limited	.001%	India
REGAL-BELOIT CORPORATION	REGAL-BELOIT Flight Service, Inc.	40%	Wisconsin
Marathon Electric Manufacturing Corp.		60%
LEESON Electric Corporation	REGAL-BELOIT Holdings Ltd.	100%	Canada-Yukon Territory
REGAL-BELOIT Electric Motors, Inc.	Compania Armadora S. de R.L. de C.V.	99.9%	Mexico
	Sociedad de Motors Domestics S.deR.L. de C.V.	99.9%	Mexico
	Capacitores Components de Mexico S deRLde CV	99.9%	Mexico
	GE Motors India PVT. Limited	99.999%	India
REGAL-BELOIT Holdings Ltd.	Patent Holdings Ltd.	100%	Canada-British Columbia
	Thompson Technology, an Alberta Limited Partnership	99.5%	Canada-Alberta
	LEESON Canada, an Alberta Limited Partnership	99.5%	Canada-Alberta
	Thomson Finance Limited	100%	Canada-British Columbia
Thomson Finance Limited	Thomson Technology, an Alberta Limited Partnership	.5%	Canada-Alberta
	LEESON Canada, an Alberta Limited Partnership	.5%	Canada-Alberta
Marathon Electric Manufacturing Corp.	Marathon Special Products Corp.	100%	Ohio
	Mar-Mex S.A. deC.V. (Inactive)	100%	Mexico
	Marathon Redevelopment Corp.	100%	Missouri
	Marathon Electric Far East Pte. Ltd.	100%	Singapore
REGAL-BELOIT Asia Pte. Ltd.	Shanghai Marathon GeXin Electric Co. Ltd.	55%	China
	Shanghai Regal-Beloit & Jinling Co. Ltd.	50%	China
	GE Holmes Industries (Far East) Ltd.	50.01%	Hong Kong
	Changzhou Modern Technologies, LTD.	95%	China